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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                ----------------

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      Under

                           The Securities Act of 1933

                                ----------------

                               THE ACKERLEY GROUP
             (Exact name of registrant as specified on its charter)

               Delaware                                      91-1043870
    (State or other jurisdiction of                       (I.R.S. Employer
    incorporation or organization)                      Identification No.)

                          1301 Fifth Avenue, Suite 4000
                            Seattle, Washington 98101
                    (Address of principal executive offices)

                          EMPLOYEE STOCK PURCHASE PLAN;
             FOURTH AMENDED AND RESTATED EMPLOYEES STOCK OPTION PLAN
                            (Full title of the plan)

                  Please send copies of all communications to:

                                 DENIS M. CURLEY
                     CO-PRESIDENT, CHIEF FINANCIAL OFFICER,
                              TREASURER & SECRETARY
                          1301 FIFTH AVENUE, SUITE 4000
                            SEATTLE, WASHINGTON 98101
                                 (206) 624-2888

               (Name, address including zip code, telephone number
                   including area code, of agent for service)

                                   Copies to:

                              CARMEN L. SMITH, ESQ.
                                GRAHAM & DUNN PC
                                   33RD FLOOR
                                1420 FIFTH AVENUE
                            SEATTLE, WASHINGTON 98101
                                 (206) 624-8300


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
                         Calculation of Registration Fee
=================================================================================================================
                                                    Proposed              Proposed
                                                    Maximum               Maximum
Title of Class                                      Offering              Aggregate              Amount of
of Securities             Amount to be              Price                 Offering               Registration
to be Registered           Registered               Per Share(1)          Price(1)               Fee
-----------------------------------------------------------------------------------------------------------------
Common Stock
$.01 PAR VALUE            2,000,000 shares(2)       $18 1/8               $36,250,000            $9,570
=================================================================================================================


(1) Estimated solely for the purpose of calculating the amount of the registration fee and based, pursuant to Rule 457(c) under the Securities Act of 1933, on the average of the high and low prices reported by the New York Stock Exchange for the common stock on December 20, 1999, par value $.01 ("Common Stock"), of The Ackerley Group, Inc. (the "Company").

(2) Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the Plans as a result of any future stock split, stock dividend or similar adjustment of the outstanding Common Stock of the Company.

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         Of the 2,000,000 shares of Common Stock being registered under this
Registration Statement, 1,500,000 shares relate to shares authorized for issuance under the Company's Employee Stock Purchase Plan and 500,000 shares relate to additional shares authorized for issuance under the Company's Fourth Amended and Restated Employees Stock Option Plan. The contents of the Company's earlier Registration Statements on Form S-8 (file Nos. 33-22545 and 33-88020), registering the previous shares of Common Stock authorized under the Plan, are incorporated into this Registration Statement by reference. The number of shares authorized under the Plan and registered under the earlier Registration Statements were automatically increased to an aggregate 1,000,000 shares of Common Stock as a result of a 2-for-1 stock split declared by the Company and effective October 15, 1996.

ITEM 8.           EXHIBITS.

Exhibit Number          Description
--------------          -----------
4.1                     Employee Stock Purchase Plan effective January 1, 2000

4.2 Fourth Amended and Restated Employees Stock Option Plan dated as of May 11, 1999 (1)

5                       Opinion of Graham & Dunn as to legality of securities

23.1                    Consent of Graham & Dunn as to  legality  of  securities
                        (included  in Graham & Dunn  opinion  as part of Exhibit
                        5)

23.2                    Consent of Ernst & Young LLP

24.1                    Power of Attorney of Barry A. Ackerley

24.2                    Power of Attorney of Gail A. Ackerley

24.3                    Power of Attorney of Deborah L. Bevier

24.4                    Power of Attorney of Michel C. Thielen

24.5 Unanimous Contest Resolutions of Board of Directors authorizing Power of Attorney of officers


(1) Incorporated by reference to Exhibit 10 to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on the 21st day of December, 1999.


                                    THE ACKERLEY GROUP, INC.



                                    BY:   /S/ DENIS M. CURLEY
                                        ------------------------------------
                                          Denis M. Curley
                                          Co-President, Chief Financial Officer,
                                          Treasurer and Secretary



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         Pursuant to the requirements of the Securities Act, this Power of
Attorney has been signed by the following persons in the capacities indicated, on the 21st day of December, 1999.

             SIGNATURE                               TITLE
             ---------                               -----
* BARRY A. ACKERLEY                     Chairman and Chief Executive Officer (Director,
-----------------------------------     Principal Executive Officer)
Barry A. Ackerley


/s/ DENIS M. CURLEY                     Co-President and Chief Financial Officer, Treasurer and
-----------------------------------     Secretary
Denis M. Curley                         (Principal Financial Officer)


/s/ KEITH W. RITZMANN                    Senior Vice President, Chief Information Officer,
-----------------------------------     Assistant Secretary and Controller (Principal
Keith W. Ritzmann                       Accounting Officer)


*  GAIL A. ACKERLEY                     Director
-----------------------------------
Gail A. Ackerley


*   DEBORAH L. BEVIER                   Director
-----------------------------------
Deborah L. Bevier


*  MICHEL C. THIELEN                    Director
-----------------------------------
Michel C. Thielen


By:  /s/ DENIS M. CURLEY
     -------------------------------
     *
     (Attorney-in-fact)



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